Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Amex: RVR)

Contact: Address: Phone:	Martin J. Szumski Chief Financial Officer 6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067 (858) 997-6740

May 07, 2010

WHITE RIVER CAPITAL, INC. DECLARES
DIVIDEND AND ANNOUNCES
RESULTS FOR FIRST QUARTER 2010

•	Quarterly Cash Dividend of $0.25 Declared
•	Net Income for the First Quarter of 2010 Totaled $1.3 million
•	Tangible Book Value per Share Reached $25.12

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE Amex: RVR) (“White River”) today announced that its Board of Directors has declared a quarterly cash dividend of 25 cents per share on its common stock to be paid May 28, 2010 to shareholders of record on May 17, 2010. In addition, White River announced net income for the first quarter 2010 of $1.3 million, or $0.34 per diluted share, compared to first quarter 2009 net income of $1.3 million, or $0.31 per diluted share. The net income results for the first quarter of 2010 are due to the following:

o	$2.8 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$0.8 million of operating expenses at the holding company, and an income tax expense of $0.7 million.

Martin Szumski, Chief Financial Officer, stated, "Coastal Credit had another outstanding quarter as the economic environment shows signs of improvement. We are pleased with the continuing improvement in delinquency and charge-off trends which bodes well for the future. Coastal Credit’s 30+ day delinquency declined to 2.7% at March 31, 2010 compared to 3.7% at December 31, 2009 and 3.9% at March 31, 2009. Coastal Credit’s allowance for loan losses as a percentage of finance receivables, net of unearned finance charges was 7.42% at March 31, 2010 compared to 7.44% at December 31, 2009.”

Mr. Szumski continued, "White River’s equity is $98.5 million and this equity value translates into a book value per share of $25.12.”

DIVIDEND

As previously announced, White River paid a quarterly dividend of 25 cents per share on its common stock on March 12, 2010.

STOCK REPURCHASE PROGRAM

White River is authorized to repurchase up to 500,000 shares of its outstanding common stock, from time to time and subject to market conditions, on the open market or in privately negotiated transactions.  As of March 31, 2010, White River has repurchased 163,400 shares of its outstanding common stock under the program at an average price per share of $12.10.

PROVISION FOR ESTIMATED CREDIT LOSSES

The consolidated provision for estimated credit losses was $1.9 million compared to $1.8 million for the quarters ended March 31, 2010 and 2009, respectively.

The following table documents the quarterly provision, allowance for loan losses and net charge offs at Coastal Credit for the first quarter 2008 through the first quarter 2010:

Quarter	Provision (in millions)	Allowance for Loan Losses as a Percent of Finance Receivables	Annualized Net Charge-offs as a Percent of Finance Receivables
1st 2010	$1.9	7.42%	6.27%
4th 2009	$2.3	7.44%	7.40%
3rd 2009	$2.2	7.27%	7.62%
2nd 2009	$2.1	7.19%	6.95%
1st 2009	$1.9	7.24%	6.79%
4th 2008	$2.8	7.45%	7.69%
3rd 2008	$2.3	7.23%	7.94%
2nd 2008	$1.9	7.02%	7.00%
1st 2008	$1.6	7.02%	6.64%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

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CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio:

	March 31, 2010		December 31, 2009
	$	%	$	%

Finance receivables - gross balance	$113,019		$110,847

Delinquencies:
30-59 days	$897	0.8%	$1,301	1.2%
60-89 days	698	0.6%	1,107	1.0%
90+ days	1,496	1.3%	1,706	1.5%
Total delinquencies	$3,091	2.7%	$4,114	3.7%

	Quarters Ended March 31,
	2010	2009

Balance at beginning of period	$8,085	$7,560
Charge-offs, net of recoveries	(1,741)	(1,801)
Provision for estimated credit losses	1,891	1,926

Balance at the end of the period	$8,235	$7,685

Finance receivables, net of unearned finance charges	$111,023	$106,135

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.42%	7.24%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	6.27%	6.79%

Allowance for loan losses as a percent of annualized net charge-offs	118.25%	106.68%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 24 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $111.0 million at March 31, 2010.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which manages residual cash flows and approximately $20,000 in non-prime auto receivables, as of March 31, 2010.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2009,
o	its Proxy Statement on Schedule 14A dated March 26, 2010, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

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FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Dollars in thousands)

ASSETS	March 31, 2010	December 31, 2009

Cash and cash equivalents	$4,906	$6,797
Finance receivables—net	90,293	88,612
Deferred tax assets—net	44,082	44,711
Other assets	817	836

TOTAL	$140,098	$140,956

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$40,000	$40,000
Accrued interest	104	107
Creditor notes payable	4	7
Other payables and accrued expenses	1,464	1,726

Total liabilities	41,572	41,840

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized
3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized
20,000,000 shares; 3,922,989 and 3,997,506 issued and outstanding at March 31, 2010 and December 31, 2009, respectively	180,907	181,845
Accumulated other comprehensive income, net of taxes	1	3
Accumulated deficit	(82,382)	(82,732)

Total shareholders’ equity	98,526	99,116

TOTAL	$140,098	$140,956

WHITE RIVER CAPITAL, INC.
Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	March 31,	December 31,
	2010	2009

Total shareholders’ equity	$98,526	$99,116
Assets	$140,098	$140,956
Shares outstanding	3,922,989	3,997,506

Book value per share	$25.12	$24.79
Equity/assets	70.3%	70.3%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended March 31,
	2010	2009
INTEREST:
Interest on receivables	$7,856	$7,457
Accretion and other interest	9	204

Total interest income	7,865	7,661

Interest expense	(348)	(381)

Net interest margin	7,517	7,280

Provision for estimated credit losses	(1,852)	(1,812)

Net interest margin after provision for estimated credit losses	5,665	5,468

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,255)	(2,119)
Third party servicing expense	(1)	(14)
Other operating expenses	(1,368)	(1,404)
Change in fair market valuation of creditor notes payable	46	2
Gain from deficiency account sale	1	162
Other expense	(33)	(51)

Total other expenses	(3,610)	(3,424)

INCOME BEFORE INCOME TAXES	2,055	2,044

INCOME TAX EXPENSE	(708)	(770)

NET INCOME	$1,347	$1,274

NET INCOME PER COMMON SHARE (BASIC)	$0.34	$0.31

NET INCOME PER COMMON SHARE (DILUTED)	$0.34	$0.31

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,974,897	4,046,568

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,976,198	4,050,060

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